UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
May 19, 2026 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

MGE Energy, Inc.'s Annual Meeting of Shareholders was held on May 19, 2026 (the "Annual Meeting"). At the Annual Meeting, three Class I Directors were elected, shareholders ratified the independent registered public accounting firm for the year 2026, and an advisory vote on executive compensation was approved. The results for each of the matters submitted to a vote of shareholders during the meeting were as follows:

1.
Election of three Class I Directors with terms of office expiring at the 2029 annual meeting of shareholders.

	For Votes	Against Votes	Abstained	Broker Non-Votes
James G. Berbee	21,071,638	451,915	247,806	4,534,547
Londa J. Dewey	20,822,325	674,656	274,378	4,534,547
Angela S. Rieger	21,179,826	330,755	260,778	4,534,547

2.
Ratification of selection of PricewaterhouseCoopers LLP to serve as the company's independent registered public accounting firm for the year 2026.

For Votes	Against Votes	Abstained
25,526,278	531,389	248,239

3.
Advisory vote on executive compensation as disclosed in the annual meeting proxy statement.

For Votes	Against Votes	Abstained	Broker Non-Votes
20,105,054	1,166,451	499,854	4,534,547

As noted in the proxy statement for the Annual Meeting, MGE Energy’s Amended and Restated Articles of Incorporation contain a provision limiting the voting power of any shareholder who acquires more than 10% of outstanding voting stock. Shares held by any shareholder in excess of 10% of outstanding voting stock are entitled to 1/100th vote per share. The voting results described above reflect this voting limitation, which was applied to two of our shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.
(Registrant)

Date: May 22, 2026	/s/ Jenny L. Lagerwall
Jenny L. Lagerwall Assistant Vice President - Accounting and Controller (Chief Accounting Officer)